                                                                    Exhibit 10.1

                     SERVICING AND ADMINISTRATION AGREEMENT


                                      among


                          EDUCATION LOANS INCORPORATED,
                                    as Issuer


                        STUDENT LOAN FINANCE CORPORATION,
                          as Servicer and Administrator


                                       and


                         U.S. BANK NATIONAL ASSOCIATION,
                                   as Trustee


                          ----------------------------

                          Dated as of February 1, 2004

                          ----------------------------

                     SERVICING AND ADMINISTRATION AGREEMENT

     THIS SERVICING AND ADMINISTRATION AGREEMENT (the "Agreement") entered into as of the 1st day of February, 2004 by and among Student Loan Finance Corporation, a corporation organized under the laws of the State of South Dakota ("SLFC," and, in its capacity as servicer hereunder, the "Servicer," and, in its capacity as administrator hereunder, the "Administrator"), Education Loans Incorporated, a corporation organized under the laws of the State of Delaware (the "Issuer"), and U.S. Bank National Association, a national banking association headquartered in Minneapolis, Minnesota, in its capacity as trustee under the Indenture hereinafter referred to (the "Trustee").

                               W I T N E S E T H:

     WHEREAS, the Servicer services student loans ("Student Loans") which have been (1) guaranteed under a guaranty program established by a state or a private nonprofit corporation pursuant to the requirements of the Higher Education Act of 1965, as amended from time to time, and the rules and regulations promulgated thereunder (the "Higher Education Act")(such Student Loans being herein referred to as "FFELP Loans"), or (2) have been originated under certain loan programs (the "Alternative Loan Programs") established by SLFC to make amounts available for the post-secondary education of eligible students in excess of the amounts available through FFELP Loans (such Student Loans being herein referred to as "Alternative Loans"); and

     WHEREAS, SLFC has established its Student Loan Purchase Program pursuant to which it acquires or causes the acquisition of certain Student Loans from lenders ("Lenders") eligible to originate or hold such Student Loans under the Higher Education Act or under an Alternative Loan Program, as applicable; and

     WHEREAS, pursuant to SLFC's Student Loan Purchase Program, the Issuer has entered into or will enter into Student Loan Purchase Agreements ("Issuer Student Loan Purchase Agreements") (1) with certain Lenders pursuant to which the Issuer agrees to cause the purchase of FFELP Loans by the Trustee (for the account and on behalf of the Issuer) from such Lenders, and (2) with SLFC pursuant to which the Issuer has agreed to cause the purchase of Alternative Loans by the Trustee (for the account and on behalf of the Issuer) from SLFC; and

     WHEREAS, pursuant to SLFC's Student Loan Purchase Program, GOAL Funding, Inc., a Delaware corporation ("GOAL Funding I"), has entered into or will enter into Student Loan Purchase Agreements ("GOAL Funding I Student Loan Purchase Agreements") (1) with certain Lenders pursuant to which GOAL Funding I agrees to cause the purchase of FFELP Loans by U.S. Bank National Association, as trustee for GOAL Funding I (in such capacity, the "GOAL Funding I Trustee") (for the account and on behalf of GOAL Funding I) from such Lenders, and (2) with SLFC pursuant to which GOAL Funding I has agreed to cause the purchase of Alternative Loans by the GOAL Funding I Trustee (for the account and on behalf of GOAL Funding I) from SLFC; and

     WHEREAS, SLFC, as servicer and administrator (in such capacities, the "GOAL Funding I Servicer"), has, pursuant to a servicing and administration agreement with GOAL Funding I and the GOAL Funding I Trustee (the "GOAL Funding I Servicing Agreement"), agreed to service the Student Loans originated on behalf of GOAL Funding I or purchased by GOAL Funding I under the GOAL Funding I Student Loan Purchase Agreements while such Student Loans are pledged under GOAL Funding I's warehouse financing; and

     WHEREAS, the Issuer will enter into Transfer Agreements ("GOAL Fuding I Transfer Agreements") with the Trustee, GOAL Funding I and the GOAL Funding I Trustee, pursuant to which the Issuer will purchase from GOAL Funding I FFELP Loans and Alternative Loans previously originated on behalf of GOAL Funding I or purchased pursuant to GOAL Funding I Student Loan Purchase Agreements ("GOAL Funding I Student Loans") and will be assigned all right, title and interest of GOAL Funding I in such agreements with respect to the Student Loans so sold; and

     WHEREAS, pursuant to SLFC's Student Loan Purchase Program, GOAL Funding II, Inc., a Delaware corporation ("GOAL Funding II" and, together with GOAL Funding I, collectively "GOAL Funding"), has entered into or will enter into Student Loan Purchase Agreements ("GOAL Funding II Student Loan Purchase Agreements" and, together with the GOAL Funding I Student Loan Purchase Agreements, collectively the "GOAL Funding Student Loan Purchase Agreements," and, together with the Issuer Student Loan Purchase Agreements and the GOAL Funding I Student Loan Purchase Agreements, collectively the "Student Loan Purchase Agreements")
(1) with certain Lenders pursuant to which GOAL Funding II agrees to cause the purchase of FFELP Loans by U.S. Bank National Association, as trustee for GOAL Funding II (in such capacity, the "GOAL Funding II Trustee" and, together with the GOAL Funding I Trustee, collectively the "GOAL Funding Trustees") (for the account and on behalf of GOAL Funding II) from such Lenders, and (2) with SLFC pursuant to which GOAL Funding II has agreed to cause the purchase of Alternative Loans by the GOAL Funding II Trustee (for the account and on behalf of GOAL Funding II) from SLFC; and

     WHEREAS, SLFC, as servicer and administrator (in such capacities, the "GOAL Funding II Servicer"), has, pursuant to a servicing and administration agreement with GOAL Funding II and the GOAL Funding II Trustee (the "GOAL Funding II Servicing Agreement" and, together with the GOAL Funding I Servicing Agreement, collectively the "GOAL Funding Servicing Agreements"), agreed to service the Student Loans originated on behalf of GOAL Funding II or purchased by GOAL Funding II under the GOAL Funding II Student Loan Purchase Agreements while such Student Loans are pledged under GOAL Funding II's warehouse financing; and

     WHEREAS, the Issuer will enter into Transfer Agreements ("GOAL Funding II Transfer Agreements" and, together with the GOAL Funding I Transfer Agreements, collectively the "GOAL Funding Transfer Agreements") with the Trustee, GOAL Funding II and the GOAL Funding II Trustee, pursuant to which the Issuer will purchase from GOAL Funding II FFELP Loans and Alternative Loans previously originated on behalf of GOAL Funding II or purchased pursuant to GOAL Funding II Student Loan Purchase Agreements ("GOAL Funding II Student Loans" and, together with the GOAL Funding I Student Loans, collectively the "GOAL Funding Student Loans") and will be assigned all right, title and interest of GOAL Funding II in such agreements with respect to the Student Loans so sold; and

     WHEREAS, under certain circumstances, the Issuer also will cause the origination of Student Loans by the Trustee (for the account and on behalf of the Issuer) (Student Loans purchased or originated under the Indenture hereinafter described are herein referred to as "Financed Student Loans"); and

     WHEREAS, the Issuer initially will obtain funds necessary to originate and purchase Student Loans through the issuance, pursuant to an Indenture of Trust, dated as of February 1, 2004 (as amended or supplemented, the "Indenture"), between the Issuer and the Trustee, as Trustee, of its Student Loan Asset-Backed Notes, Senior Series 2004-A1, A2, A3, A4 and A5 and Subordinate Series 2004-B1 (the "Series 2004-1 Notes," and, together with any additional notes issued under the Indenture, the "Notes"); and

     WHEREAS, the principal of and interest on the Notes is to be paid from repayment of Financed Student Loans and other trust assets pledged under the Indenture; and

     WHEREAS, the Issuer wishes to provide for the origination, acquisition and servicing of the Financed Student Loans in the manner provided in the Student Loan Purchase Agreements and the Indenture; and

     WHEREAS, copies of (i) the executed Student Loan Purchase Agreements, (ii) the executed Transfer Agreements and (iii) the Indenture have been or will be furnished to the Servicer; and

     WHEREAS, the Issuer wishes to retain the Servicer to provide services in connection with the origination, acquisition, servicing and collection of the Financed Student Loans in accordance with the requirements of the Higher Education Act, the Guarantee Program, the Alternative Loan Programs, the Student Loan Purchase Agreements, the Transfer Agreements and the Indenture, and the Servicer is willing to undertake such obligations on the terms hereinafter specified; and

     WHEREAS, the Issuer wishes to retain the Administrator to perform other administrative requirements on behalf of the Issuer, including those required to allow the Issuer to satisfy certain requirements under the Indenture;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

     1. Term. The term of this Agreement shall commence as of the date hereof and shall continue for so long as any of the Notes shall remain Outstanding, unless this Agreement is terminated in accordance with the terms hereof.

     2. Definitions. In addition to terms elsewhere defined in this Agreement, and except as otherwise provided herein or as the context may otherwise require or suggest, initially capitalized terms used herein shall have the meanings assigned thereto in the Indenture, or if not defined therein, in the Student Loan Purchase Agreements. Any reference in this Agreement to GOAL Funding shall be to GOAL Funding I or GOAL Funding II or both, as applicable, and any reference in this Agreement to GOAL Funding Student Loan Purchase Agreement, GOAL Funding Trustee, GOAL Funding Servicing Agreement, GOAL Funding Transfer Agreement or

GOAL Funding Student Loans shall be to such agreements, trustee or loans of GOAL Funding I or GOAL Funding II or both, as applicable.

     3. Agreement to Provide Services with respect to Financed Student Loans; Cooperation.

     a. The Servicer shall provide services to the Issuer in connection with the origination and acquisition of Student Loans to be Financed in accordance with this Agreement. The Servicer shall commence servicing the Financed Student Loans as of the day they are Financed and shall service the Financed Student Loans in accordance with this Agreement. The Servicer may perform all or part of its origination, acquisition, and servicing activities hereunder through a subcontractor. The Servicer shall perform or shall cause its subcontractor to perform all services hereunder in compliance with the Higher Education Act, applicable requirements of each Guarantee Agency and each Alternative Loan Program and all other applicable federal, state and local laws and regulations. The Servicer shall be responsible for the performance of its obligations hereunder, whether such obligations are performed by the Servicer or by its subcontractor, and the Servicer shall be responsible for any fees and payments required by the subcontractor. A subcontractor shall agree to reasonable audits, examinations and inspections with respect to the performance of its activities on behalf of the Servicer. The Servicer shall provide the Issuer and the Trustee with prior written notice of any subcontractor relationship (other than the existing relationships with Educational Assistance Service Company, Inc. and Great Lakes Educational Loan Services, Inc.). No such subcontractor relationship (other than the existing relationships with Educational Assistance Service Company, Inc. and Great Lakes Educational Loan Services, Inc.) shall be entered into unless the Trustee has received written confirmation from each Rating Agency that such relationship will not result in the reduction or withdrawal of the rating on any Note.

     b. The Issuer and the Trustee shall, in accordance with the provisions of the Indenture, cooperate with the Servicer in delivering or causing to be delivered Financed Student Loans to the Servicer for origination, acquisition and servicing in accordance with this Agreement.

     4. Acquisition Process. The Issuer, the Trustee and the Servicer agree that:

     a. Unless and until otherwise directed in writing by the Issuer, the Servicer shall provide to the Trustee all certificates and directions required to be delivered by the Issuer to the Trustee under the Indenture in connection with the Financing through acquisition of Eligible Loans and Student Loans thereunder.

     b. (1) Pursuant to the Issuer Student Loan Purchase Agreements, the Servicer will, on behalf of the Issuer and the Trustee, require that each Lender (in the case of FFELP Loans) or SLFC (in the case of Alternative Loans) transfer to the Servicer or the Servicer's bailee (or, in the case of the promissory notes relating to Alternative Loans, to the Trustee or a custodian designated by the Trustee or, to the extent not required under the Indenture to be transferred to the Trustee, to the Servicer or the Servicer's Bailee), on or before each applicable Loan Purchase Date, physical custody and possession of documentation and information relating to Student Loans scheduled to be sold to the Trustee on behalf of the Issuer on each such Loan Purchase Date. Such documentation and information so transferred will include (i) the documents described in Exhibit A (in the case of Issuer Student Loan Purchase Agreements relating to Alternative Loans) or Exhibit B (in the case of Issuer Student Loan Purchase Agreements relating to FFELP Loans) attached to the Issuer Student Loan Purchase Agreements (the "Loan Documents"), and (ii) such additional documentation or information relating to the Student Loans as the Servicer shall reasonably require for the purpose of allowing the Student Loans to be properly serviced by the Servicer.

          (2) Pursuant to the Transfer Agreements, the Servicer will, on behalf of the Issuer and the Trustee, require that GOAL Funding transfer, or cause to be transferred, to the Servicer or the Servicer's bailee (or, in the case of the promissory notes relating to Alternative Loans, to the Trustee or a custodian designated by the Trustee or, to the extent not required under the Indenture to be transferred to the Trustee, to the Servicer or the Servicer's Bailee), on or before each applicable Loan Purchase Date (which term, as used in this Agreement with respect to the purchase of Financed GOAL Funding Student Loans, means the date of purchase of such loans under the applicable Transfer Agreement), physical custody and possession of documentation and information relating to Student Loans scheduled to be sold to the Trustee on behalf of the Issuer on each such Loan Purchase Date. Such documentation and information so transferred will include (i) the documents described in Exhibit A (in the case of GOAL Funding Student Loan Purchase Agreements relating to Alternative Loans) or Exhibit B (in the case of GOAL Funding Student Loan Purchase Agreements relating to FFELP Loans) attached to the GOAL Funding Student Loan Purchase Agreements (the "Loan Documents"), and (ii) such additional documentation or information relating to the Student Loans as the Servicer shall reasonably require for the purpose of allowing the Student Loans to be properly serviced by the Servicer.

     c. Within a reasonable period after delivery to the Servicer (but in no event longer than 10 Business Days unless otherwise expressly agreed) of the documentation and information relating to the Student Loans identified in Section 4(b) above, the Servicer shall (i) establish and maintain all records delivered to the Servicer with respect to each Financed Student Loan, and complete records of the Servicer's servicing of the Financed Student Loan from the date such servicing commenced, (ii) maintain possession of the loan documents described in
          Section 6(p) and (r) hereof that it receives as required hereunder, and (iii) image, microfilm or otherwise reproduce such documents and cause such reproductions to be stored at a separate location.

     d. In the course of establishing the records relating to each Financed Student Loan as described in Section 4(c) hereof, the Servicer shall make note of any item which comes to the attention of the Servicer during the establishment process (it being understood that the Servicer will not be conducting a complete file and note examination of each Student Loan to be Financed) which would make it appear that any Student Loan has not been properly originated, disbursed and documented or has not had due diligence exercised with respect thereto, in the origination, disbursement, administration, servicing and collection thereof, in accordance with the requirements of the Higher Education Act, the Guarantee Program or Alternative Loan Program, as appropriate, and the applicable Student Loan Purchase Agreement. The Servicer shall give Lenders (in the case of FFELP Loans) or SLFC (in the case of Alternative Loans), as appropriate, a reasonable opportunity (but in no event longer than 30 days or such greater period of time as the Trustee shall consent to in writing) to correct any exceptions or problems identified by the Servicer and to provide such documentation and information to the Servicer as shall be necessary to correct such exceptions or problems. Except as otherwise permitted under the Indenture, if such exceptions or problems are not corrected, the Servicer shall return to the Lenders (in the case of FFELP Loans) or SLFC (in the case of Alternative Loans), as appropriate, in accordance with procedures and under the conditions specified in the sections of the Student Loan Purchase Agreements relating to the rejection or repurchase of Student Loans, any documents and information related to Student Loans which have exceptions or problems resulting in such loans not being Eligible Loans.

     e. The Servicer shall (i) establish a course of communication with each Lender (in the case of FFELP Loans), SLFC (in the case of Alternative Loans) and the GOAL Funding Servicer (in the case of Financed GOAL Funding Student Loans) sufficient to ensure that the Servicer receives notice from each Lender, SLFC and the GOAL Funding Servicer of all transactions with respect to each Student Loan prior to the required time of delivery by the Servicer to the Trustee of the documents required by Section 4(a) hereof, and (ii) load all information necessary for servicing Financed Student Loans into its servicing system so that servicing and collection of Financed Student Loans on the basis of "simple interest" can commence as of the Loan Purchase Date or purchase date as required by Section 3 hereof. If interest has been collected on any Student Loan to be purchased by the Trustee (for the account and on behalf of the Issuer) on the basis of the "rule of 78's," the Servicer shall cause the Lender (in the case of FFELP Loans), SLFC (in the case of Alternative Loans) or GOAL Funding or the GOAL Funding Servicer (in the case of Financed GOAL Funding Student Loans) wishing to sell such loan to convert the remaining repayment schedule for each such Student Loan so that it may be collected on the basis of "simple interest."

     f. The Issuer and the Trustee shall promptly after each Loan Purchase Date, upon request by the Servicer, provide to the Servicer any additional documentation or information related to the Financed Student Loans which either of them may have in their possession or may reasonably be able to obtain.

     g. The Servicer shall, promptly after each Loan Purchase Date, notify the Borrower under each Financed Student Loan purchased on such Loan Purchase Date of the assignment and transfer to the Trustee (for the account and on behalf of the

          Issuer) of the Lender's (in the case of FFELP Loans), SLFC's (in the case of Alternative Loans) or GOAL Funding's (in the case of Financed GOAL Funding Student Loans) interest in each such Financed Student Loan and shall direct each such Borrower thereafter to make all payments on such Financed Student Loan directly to the Servicer until otherwise notified by the Trustee. If a Financed Student Loan has been converted from repayment under the rule of 78's to repayment under the simple interest method, as required by Section 4(e) hereof, the Lender (in the case of FFELP Loans), SLFC (in the case of Alternative Loans) or GOAL Funding or the GOAL Funding Servicer (in the case of Financed GOAL Funding Student Loans) shall notify the Borrower and shall obtain the written consent of the Borrower and take whatever additional action may be necessary to effect such conversion of repayment method in accordance with applicable legal requirements. Each Borrower notification shall include any information required to be included by the Higher Education Act and the requirements of the Guarantee Agency or Alternative Loan Program, as appropriate.

     h. The assignment of each Financed FFELP Loan to the Trustee (for the account and on behalf of the Issuer) shall be reported by the Servicer promptly after each applicable Loan Purchase Date to the Secretary of Education and/or the Guarantee Agency, as appropriate, and the Trustee, by a properly completed Loan Transfer Report in the form required by the Secretary of Education and/or the Guarantee Agency.

     i. If the Servicer at any time becomes aware of an event which would (i) allow the Issuer to reject a Student Loan under the applicable Student Loan Purchase Agreement, or (ii) allow the Issuer to require a Lender (in the case of FFELP Loans) or SLFC (in the case of Alternative Loans) to repurchase a Financed Eligible Loan or Financed Student Loan or to substitute an Eligible Loan under the applicable Student Loan Purchase Agreement, then the Servicer shall so notify the Issuer. If the Servicer or the Issuer determine that such a Student Loan should be rejected or repurchased, the Trustee shall take such action as shall be necessary to allow the Issuer and the Trustee to enforce their respective rights under the applicable Student Loan Purchase Agreement.

     5. Origination Process. The Issuer, the Trustee and the Servicer agree that:

     a. Unless and until otherwise directed in writing by the Issuer, the Servicer shall provide to the Trustee all certificates and directions required to be delivered by the Issuer to the Trustee under the Indenture in connection with the Financing through origination of Eligible Loans and Student Loans thereunder.

     b. The Servicer shall provide disbursement and origination services in connection with the origination and disbursement of Eligible Loans under the Indenture. The Servicer shall perform all services and duties customary to the origination and disbursement of Student Loans in accordance with generally accepted industry standards and practices and in compliance with the Higher Education Act, applicable requirements of the Guarantor and each Alternative Loan Program and all other applicable federal, state and local laws and regulations.

     6. Servicing. The Servicer agrees that each of the Financed Student Loans, while held under the Indenture, shall be serviced by it in accordance with the procedures established in the Higher Education Act, the Guarantee Program regulations and, where applicable, each Alternative Loan Program. Additionally, the Servicer shall perform at least the following minimum duties, obligations and functions in connection with its servicing of such Financed Student Loans:

     a. Maintain a complete and separate file concerning each Financed Student Loan, which file (i) shall include, without limitation, the Loan Documents, and at least the following information relating to each of the Financed Student Loans: name and social security number of Eligible Borrower, actual or estimated graduation date of the student, payment status, days delinquent, number of payments made, next payment due date, date of last payment received, total amount disbursed, beginning of deferments and forbearances, and ending of deferments and forbearances; and (ii) shall be maintained in a manner sufficient to allow separate identification of the Financed Student Loans securing the Notes from other loans serviced or owned by the Servicer (including those owned by or on behalf of the Issuer).

     b. Take all steps necessary to maintain the Guarantee coverage on each Financed FFELP Loan in full force and effect at all times.

     c. Exercise reasonable discretion in approving borrower requests for forbearance (as permitted under the Higher Education Act and the Guarantee Program regulations or the applicable Alternative Loan Program, as appropriate) where such approval will not adversely affect the financial viability of the Issuer and will not violate the covenants set forth in the Indenture.

     d. Exercise due diligence (within the meaning of the Higher Education Act, the Guarantee Program regulations and the Alternative Loan Programs) in the servicing, administration and collection of all Financed Student Loans.

     e. Attempt to collect or cause to be collected all payment of principal and interest, Special Allowance Payments, and Guarantee payments with respect to each Financed Student Loan and, with respect thereto, (A)
          (i) cause all interest subsidy payments and Special Allowance Payments to be forwarded by the Secretary of Education directly to the Trustee for immediate deposit into the appropriate Fund or Account under the Indenture and (ii) deposit all other such payments within two (2) Business Days of receipt thereof by the Servicer into the Revenue Fund established under the Indenture. Upon submission by the Servicer to the Secretary of Education of a billing for interest subsidy payments or Special Allowance Payments, the Servicer shall, upon request, provide to the Trustee and the Issuer a written statement indicating
          (a) the amount billed for interest subsidy payments and (b) the principal amount in each Special Allowance Payment category for which the billing is submitted, for use by the Trustee and the Issuer in verifying amounts billed for and received with respect thereto from the Secretary of Education. In the event of discrepancies or disputes with the Secretary of Education, the Servicer shall be responsible for representing the interests of the Issuer and the Trustee in effecting a settlement with the Secretary of Education of such discrepancies or disputes. The Servicer shall direct the transfer from time to time of the balances in the Revenue Fund for transfer to the appropriate Fund or Account under the Indenture. On or before the date of any transfer, the Servicer shall deliver by facsimile, hand or mail by U.S. express mail (or other substantially equivalent means acceptable to the Trustee) a statement to the Trustee indicating the portion of the payments transferred on such date which represents (x) principal payments from any source with respect to Financed Student Loans, and (y) interest payments from any source with respect to Financed Student Loans.

     f. Retain summary records of all contacts, follow-ups and collection efforts (showing at least the date and subject of each communication with the Borrower or endorser for collection of each delinquent Financed Student Loan) and records of all correspondence (including, without limitation, changes for which records are required to be maintained by the Higher Education Act, the Guarantee Program regulations and, where applicable, each Alternative Loan Program) relating to each Financed Student Loan.

     g. Prepare and maintain all appropriate accounting records with respect to all transactions related to each Financed Student Loan, including, but not limited to, accounting for all payments of principal, interest, and Guarantee payments with respect to each Financed Student Loan and Special Allowance Payments relating to all Financed FFELP Loans.

     h. Handle the processing of all adjustments including, without limitation, forbearances, reinstatements, deferments, refunds and loans paid in full.

     i. Handle the processing of all address changes and the updating of the address records accordingly.

     j. In the case of defaulted Financed FFELP Loans, take all steps necessary to file and prove a claim for loss with the Secretary of Education or the Guarantee Agency, as the case may be and as required, and assume responsibility for all necessary communication and contact with the Secretary of Education or the Guarantee Agency, as the case may be and as required, to recover on such defaulted Financed FFELP Loans within the time required by the Higher Education Act and the requirements of the Guarantee Agency. In the case of defaulted Financed Alternative Loans, take all steps necessary to recover on such defaulted Financed Alternatives Loans in accordance with the requirements of the applicable Alternative Loan Program.

     k. In the case of a claim for loss being denied by the Secretary of Education or the Guarantee Agency, as the case may be, under circumstances resulting in a Lender being required by a Student Loan Purchase Agreement to repurchase a Financed FFELP Loan, take such action as shall be necessary to allow the Issuer or the Trustee to cause such Lender to repurchase such Financed FFELP Loan or to substitute a different Eligible Loan in accordance with the requirements of the applicable Student Loan Purchase Agreement.

     l. Prepare and file with the Secretary of Education or the Guarantee Agency, as the case may be and as required, a Lender's manifest of Financed FFELP Loans on all new accounts, accounts paid in full and accounts converted to a repayment basis.

     m. Prepare and furnish to the Issuer and the Trustee by the l0th day of each month the following reports with respect to activity concerning each Financed Student Loan during the preceding month:

          (1) upon request, computer generated reports showing, in reasonable detail, all transactions during such preceding month concerning each Financed Student Loan serviced by the Servicer;

          (2) upon request, a report showing the unpaid principal balance of each Financed Student Loan as of the last day of such preceding month;

          (3) upon request, with respect to Financed Student Loans in repayment, a delinquency report or reports showing all accounts past due as of the last day of such preceding month in categories of 0-30 days, 31-60 days, 61-90 days, 91-120 days, 121-150 days,
               151-180 days, 181-270 days and over 270 days;

          (4) upon request, a report of Financed Student Loans paid in full during such preceding month;

          (5) a report specifying the number of and the aggregate unpaid principal amount of claims made during such preceding month on defaulted Financed Student Loans and during the then current fiscal year of the Issuer and the number and aggregate amount of such claims which were rejected by the Guarantee Agency, if any, during such month and during the then current fiscal year of the Issuer, the number and aggregate unpaid principal amount of Financed Student Loans being serviced by the Servicer as of the last day of such preceding month, and the aggregate unpaid principal amount of defaulted Financed Student Loans as of the last day of such preceding month; and

          (6) copies of all formal reports filed by the Servicer with respect to Financed Student Loans with any person or entity and such other reports which are available to the Servicer and which may be reasonably requested from time to time by the Issuer or the Trustee.

     n. With respect to Financed Student Loans in repayment, prepare and furnish to the Issuer and the Trustee upon request, copies of all file updates and transactions listings, including, without limitation, credits applied, Financed Student Loans paid and exceptions listings.

     o. Identify on the servicing system the Notes as the source of financing for each such Financed Student Loan.

     p. Maintain a duplicate or copy of the file or record (which may be on microfilm or computer tape) pertaining to each Financed Student Loan at a location separate and apart from that at which the original of such file is maintained (such duplicate file to include, without limitation, a copy of each loan application, interim and payout note(s) if applicable, Guarantee Agreement, disclosure statement and Secretary of Education Loan Transfer Statement, where applicable).

     q. Maintain the original promissory note pertaining to each Financed Student Loan (other than Financed Alternative Loans held by the Trustee or a custodian designated by the Trustee) to be maintained in secure storage facilities to protect, to the extent reasonable and possible under the circumstances, such original file concerning such Financed Student Loan.

     r. Obtain and maintain imaged or microfilm copies and/or back-up computer tapes (but in any case a copy of the promissory note relating to each Financed Student Loan) at a separate location adequate to ensure against loss or damage to the files pertaining to the Financed Student Loans by reason of any casualty or theft; obtain and maintain in force adequate insurance for loss or damage to the file pertaining to the Financed Student Loans by reason of any casualty or theft; and the Servicer shall be liable for any costs associated with, or loss to the Issuer resulting from, the reconstruction of data related to the Financed Student Loans in the event of natural disaster or the malfunction of any computer systems.

     s. Maintain in force fidelity bonds upon all personnel of the Servicer insuring against any loss of money or other property which the Trustee, the Issuer or the Servicer might suffer as a consequence of any fraudulent or dishonest act of such personnel, in an amount required by any supervisory agency of federal or state government having jurisdiction, but if not so required, then in an amount equal to at least the Servicer's current coverage amounts and deductibles (as evidenced by the insurance certificate delivered to the Issuer herewith) or such lesser amount as shall be in writing determined from time to time by the Issuer, with the approval of the Trustee, to be sufficient.

     t. Answer all lawful inquiries received by the Servicer from Lenders (in the case of FFELP Loans), SLFC (in the case of Alternative Loans), the GOAL Funding Servicer (in the case of Financed GOAL Funding Student Loans), Borrowers, Eligible Institutions, the Secretary of Education, the Guarantee Agency, the Issuer or the Trustee pertaining to Financed Student Loans, school status or refunds, and cooperate to the extent necessary to gather the information needed to answer such inquiries; provided, however, that such inquiries may be referred to the Eligible Institution which a student attended or is attending, if necessary, and the Servicer shall have no responsibility with respect to disputes between a Borrower and such Eligible institution regarding tuition or registration.

     u. Any communication received by the Servicer which is in the nature of a complaint, shall be immediately answered by the Servicer.

     v. File with the Secretary of Education in an accurate, timely and complete manner "Lender's Interest and Special Allowance Request and Report (LaRS)", or such other form or request for payment directly to the Trustee of interest subsidy payments and Special Allowance Payments as the Secretary of Education may require, from time to time but in no event later than fifteen (15) Business Days after the end of each calendar quarter.

In addition, the Servicer agrees that it will, for the fees specified in Section 18 hereof, perform all servicing obligations relating to Financed Student Loans required of the Issuer or the Trustee, or which the Issuer or the Trustee is required to cause the Servicer to perform.

     7. Due Diligence. The Servicer agrees that in discharging its obligations hereunder it shall:

     a. Exercise due diligence in the origination, disbursement, administration, servicing and collection of all Financed Student Loans as the term "due diligence" is used in the Higher Education Act and the Guarantee Program regulations;

     b. Exercise reasonable care and diligence in the origination, disbursement, acquisition, administration and collection of all Financed Student Loans;

     c. Attempt to collect or cause to be collected the Financed Student Loans in a competent, diligent and orderly fashion, and in a manner substantially in accordance with the requirements of the Higher Education Act, the Secretary-of Education, the Guarantee Agency, the Indenture (including specifically but without limitation the provisions of Sections 5.5 through 5.8 of the Indenture), the Alternative Loan Programs, the Student Loan Purchase Agreements and each applicable Federal Reimbursement Contract and Guarantee Agreement; and

     d. Exercise reasonable prudence in those aspects of the administration of the Program which are within its area of responsibility.

     8. Liaison with Lenders, SLFC, GOAL Funding, Eligible Institutions and Other Parties. The Servicer shall maintain one or more toll-free WATS telephone lines to provide telephone access to its Student Loan servicing office in Aberdeen, South Dakota, by the Issuer, the Trustee, Lenders, SLFC, GOAL Funding, Borrowers and Eligible Institutions. The applicable numbers for such telephone lines shall be provided in writing to the Issuer and the Trustee and to each Borrower. The Issuer, the Trustee and each such Borrower shall be promptly advised in writing of each change to such telephone number.

     9.   Right of Inspection; Availability of Records; Audits.

     a. Subject to any restrictions of applicable law, the Issuer, the Trustee, each Guarantee Agency, the Secretary or any successor thereto, the Comptroller of the Currency and/or any governmental agency having jurisdiction over the Issuer or the Trustee (and, in each case, such entities' representatives) (any such entity being referred to herein as the "Examiner"), shall have the right, at any time and from time to time, during normal business hours, and upon reasonable notice to the Servicer (which may be less than 5 days), to examine and audit any and all of the Servicer's records or accounts pertaining to any Financed Student Loan. Under the preceding sentence, the Examiner shall have the right to examine and make copies of any documents related to Financed Student Loans and to interview personnel involved in the servicing. Subject to any access restrictions in any agreement for provision of computer or data processing equipment or related services, the Servicer shall make available to the Examiner without charge all manuals, forms, files and descriptions of the software necessary to enable the Examiner to interpret and analyze the information and reports produced by the system, it being understood that the Servicer shall retain all title, rights and interest thereto and therein.

     b. The Issuer and the Trustee shall each have the right to require the Servicer to furnish such documents as it in its sole discretion from time to time deems necessary to determine that the Servicer has complied with the provisions of this Agreement, the Student Loan Purchase Agreements and the Indenture, including, without limitation, Sections 5.5 through 5.8 of the Indenture.

     c. If and to the extent required by the Higher Education Act and the Guarantee Program regulations, the Servicer shall cause to have prepared and shall submit to the Secretary of Education and the Guarantee Agencies on or before the respective due dates thereof:

          (1) any third-party servicer compliance audits and audited financial statements required under the Higher Education Act and the Guarantee Program regulations relating to the Servicer and its servicing of Financed FFELP Loans; and

          (2) any lender compliance audits required under the Higher Education Act and the Guarantee Program regulations relating to the Trustee (as the holder of the Financed FFELP Loans) and the Financed FFELP Loans.

               The Servicer shall provide to the Issuer and the Trustee promptly after it becomes available (and in no event later than 10 Business Days) a copy of each such audit and any other audit or report required by the Secretary of Education, any Guaranty Agency or other third party in connection with the Servicer's activities in originating, acquiring and servicing the Financed FFELP Loans.

     d. The Servicer shall provide to the Issuer and the Trustee copies of its annual third party (SAS70) audit reports, if such reports are prepared, promptly following the Servicer's receipt thereof.

     e. The Servicer shall provide to the Issuer and the Trustee its annual financial statements, audited by a firm of independent certified public accountants, within one hundred twenty (120) days of the end of each fiscal year of the Servicer; and its quarterly unaudited financial statements, within forty-five (45) days of the end of each fiscal quarter of the Servicer.

     f. If reports are not prepared and submitted under Section 9(c) hereof or if the Trustee determines it is necessary as part of a request under
          Section 9(b) hereof, upon the request of the Trustee or the Issuer, the Servicer shall undergo an annual audit, examination and review conducted by a firm of independent public accountants with experience in auditing student loan program operations under the Higher Education Act, independently selected by the Issuer (or the Trustee if the Issuer fails to make such selection), of its systems, programs, procedures, services and operations to determine the Servicer's compliance with this Agreement. If any such audit, examination and review shall indicate to the Issuer or the Trustee that the Servicer is not in material compliance with its obligations under this Agreement, this Agreement may be terminated by the Issuer or the Trustee on the basis of Section 11(a)(3) hereof (an audit, examination or review under this subsection, however, is not required for a termination under Section 11(a)(3)).

     g.   The costs of audits and reports prepared under subsections (c) through
          (f) above shall be paid by the Servicer.

     10. Amendments; Benefits; Termination. This Agreement (a) may be amended, supplemented or modified only by written instrument duly executed by all parties hereto and only upon the receipt of a written certificate from the Issuer and the Trustee that such amendment, supplement or modification will not deprive any Holder of the Notes in any material respect of the security afforded by this Agreement, (b) shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, and (c) except as provided in Section 11 hereof, may not be terminated (except for cause) or assigned by any party hereto without the prior written consent of the other parties hereto; provided that the Trustee may make an assignment to its successor as trustee under the Indenture if the Trustee shall cease serving as trustee under the Indenture.

     11.  Termination.

     a. This Agreement shall terminate with respect to the Servicer (in the case of any of the following events relating solely to the Servicer) or the Administrator (in the case of any of the following events relating solely to the Administrator) or both (in the case of any of the following events relating to both the Servicer and the Administrator):

          (1)  upon the expiration of the term stated in Section 1 hereof;

          (2)  if the Servicer or the Administrator shall:

               (a) admit in writing its inability to pay its debts generally as they become due;

               (b) consent to the appointment of a custodian (as that term is defined in the federal Bankruptcy Code) for or assignment to a custodian of the whole or any substantial part of the property of the Servicer or the Administrator, as the case may be, or f ail to stay, set aside or vacate within sixty
                    (60) days from the date of entry thereof any order or decree entered by a court of competent jurisdiction ordering such appointment or assignment;

               (c) commence any proceeding or file a petition under the provisions of the federal Bankruptcy Code for liquidation, reorganization or adjustment of debts, or under any insolvency law or other statute or law providing for the modification or adjustment of the rights of creditors, or fail to stay, set aside or vacate within sixty (60) days from the date of entry thereof any order or decree entered by a court of competent jurisdiction pursuant to an involuntary proceeding, whether under federal or state law, providing for liquidation or reorganization of the Servicer or the Administrator, as the case may be, or modification or adjustment of the rights of creditors; or

               (d) contest in writing the validity or enforceability of this Agreement as a whole or deny in writing that this Agreement as a whole is binding upon the Servicer or the Administrator, as the case may be;

          (3) upon written notice by the Issuer or the Trustee to the Servicer or the Administrator, as applicable, if the Servicer or the Administrator materially breaches its obligations, or any representation or warranty, under this Agreement or upon written notice by the Issuer or the Trustee to the Servicer on the basis of Section 9(f) hereof; or

          (4) upon written notice by the Issuer or the Trustee to the Servicer, if at any time the Guarantee Agency or the Department of Education has issued a notice of suspension or termination against the Servicer, or has suspended or terminated the payment of all claims with respect to Financed FFELP Loans or, in the case of the Department of Education, all Special Allowance Payments or interest benefit payments with respect to Financed FFELP Loans as a result of actions or omissions of the Servicer (it being understood that the cessation of less than all such claims or payments may constitute a breach under Section 11(a)(3) hereof).

          Notwithstanding the foregoing, any termination pursuant to clauses (3) or (4) of this subsection (a) will be subject to the following conditions. If such breach under clause (3) or suspension or termination under clause (4) is capable of being cured within ninety
          (90) days without, in the judgment of the Trustee, adversely affecting the security provided to the Noteholders by the Financed Student Loans and the related Guarantee payments, Special Allowance Payments and interest subsidy payments, the Servicer or the Administrator, as the case may be, shall have the right to cure such breach, within ninety
          (90) days of the date the Servicer or the Administrator, as the case may be, learns of such breach or receives notice of such breach from the Issuer or the Trustee, prior to such termination. If such breach is not capable of being cured in the manner specified above, no termination pursuant to clause (3) or (4) shall occur if, in the judgment of the Trustee, such breach or suspension or termination will not adversely affect the security provided the Noteholders by the Financed Student Loans and any related Guarantee, Special Allowance Payments and interest subsidy payments.

          Each of the Servicer and the Administrator agrees to promptly notify the Trustee, the Issuer and each Rating Agency of any occurrence or condition which constitutes (or which with the passage of time or the giving of notice or both would constitute) an event permitting the termination of this Agreement.

     b. If this Agreement shall be terminated with respect to the Servicer under subsection (a), or if any Financed Student Loan is sold or otherwise transferred by the Trustee (for the account and on behalf of the Issuer) to another person, then any Financed Student Loans then being serviced hereunder (or the particular Financed Student Loans that are sold or otherwise transferred, as the case may be) shall be transferred by the Servicer to a servicing system of the Issuer, the Trustee or their designee and (i) the Servicer shall promptly provide the Issuer and the Trustee with every reasonable and necessary assistance, including data processing support, to timely transfer the Financed Student Loans and all promissory notes and all records related to the Financed Student Loans (including system records), together with all necessary or proper assignments, transfers and documents of authority, and (ii) the actual documented costs and expenses of such transfer and of the conversion by the replacement servicer of such Financed Student Loans to such replacement servicing system shall be paid by the Servicer if such termination is by the Issuer or the Trustee by reason of the occurrence of an event described in Section 11(a)(2), (3) or (4). There shall be no additional charge to the Issuer or the Trustee for the Servicer's handling of assignments and transfers of Financed Student Loans in the ordinary course.

     c. If this Agreement shall be terminated with respect to the Servicer or the Administrator, or both, under subsection (a), the terminated party agrees that it shall continue to perform all its obligations under this Agreement until a successor servicer or administrator, as the case may be, has been appointed or until otherwise directed in writing by the Trustee.

     12. Disposition of Files on Termination. Upon termination of this Agreement with respect to the Servicer or the Administrator, all files and information held by the Servicer or the Administrator, as the case may be, in connection herewith (including computer information) will be turned over to the Issuer or its designee in such form (which may include microfilm) as the Issuer may reasonably request, upon reimbursement by the Issuer for reasonable costs, except as otherwise specified in Section 11(b) above.

     13. Servicer and Administrator Not Agents. Neither the Servicer nor the Administrator is, nor shall they hold themselves out to be, the agent of the Issuer or the Trustee except for the specific limited purposes set forth in this Agreement. Except as set forth in this Agreement, the Issuer and the Trustee may not direct the methods or means by which the Servicer or the Administrator shall accomplish its duties under this Agreement.

     14.  Maintenance of Records.

     a. The Servicer shall retain information and documentation pertaining to the Financed Student Loans (including, but not limited to, the information and documentation to be delivered to the Servicer in accordance with Section 3 hereof) which comes into the physical custody or possession of the Servicer as a result of this Agreement or by the servicing of the Financed Student Loans by the Servicer, unless and until the Trustee shall notify the Servicer in writing to the contrary, whereupon such physical custody and possession shall be transferred in the manner directed by the Trustee. Nevertheless, the Trustee shall retain possession of the original Student Loan Note with respect to each Alternative Loan and may elect to retain such other original documentation as it may, upon the advice of Counsel, consider necessary or advisable to protect its first security interest in the Financed Student Loans.

     b. The Servicer shall maintain original documentation and system records for each Financed Student Loan, segregated from any other loans or assets of the Servicer or any other party and clearly labeled so as to identify the Financed Student Loans as property of the Trustee (for the account and on behalf of the Issuer) and as security for the Notes, provided that the Servicer may combine original documentation and system records for each consolidated serial loan so long as the Servicer does so in a manner which will ensure that each Financed Student Loan comprising such a consolidated serial loan may be separately identified and transferred or sold. The Servicer shall hold such documentation and records subject to this Agreement and the Indenture. From time to time the Servicer shall, upon request by the Trustee or the Issuer and the Trustee, submit such information and take such action as may be reasonably required by the Trustee or the Issuer and the Trustee, to assure that the Financed Student Loans are maintained in a proper and secure condition.

     c. Except as required by law and permitted by Section 6(t) hereof, the Servicer shall maintain the confidentiality of the information provided hereunder and shall not disclose or in any way communicate such information to third parties without the express written consent of the Issuer and the Trustee. The Servicer shall provide a proper security system for access to original documents and to its computer system.

     d. With respect to the original promissory note relating to each Financed Student Loan held by the Servicer or its bailee, the obligations of the Servicer shall be only to the Trustee during the time the Notes are Outstanding and the Issuer shall have no authority during the time the Notes are Outstanding to direct the Servicer in its activities with respect to such original promissory notes.

     15. Representations, Warranties and Agreements. SLFC hereby represents, warrants and agrees as follows:

     a. SLFC is duly organized and validly existing as a corporation in good standing under the laws of the State of South Dakota and is duly qualified to conduct its business in good standing in the State of South Dakota and is qualified to do business in all other States where action by SLFC is required to carry out the obligations of the Servicer and the Administrator under this Agreement.

     b. SLFC has the power and authority (corporate and other) to own its assets and carry on its business as now being conducted and to enter into, and perform in accordance with the terms of, this Agreement.

     c. SLFC has, and its officers acting on its behalf have, full legal authority to engage in the transactions contemplated by this Agreement; the execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms, conditions and provisions of this Agreement do not and will not conflict with or result in a breach of any of the terms, conditions or provisions of the articles of incorporation or bylaws of SLFC or any agreement or instrument to which SLFC is a party or by which it is bound, or constitute a default thereunder; SLFC is not a party to or bound by any agreement or instrument or subject to any charter or other corporate restriction or judgment, order, writ, injunction, decree, law, rule or regulation which may materially and adversely affect the ability of SLFC to perform its obligations under this Agreement, and this Agreement constitutes a valid and binding obligation of SLFC enforceable against it in accordance with its terms, and no consent, approval, license, exemption or authorization of, or filing or registration with, any government or governmental body (i) which has not been made or obtained is required in connection with the execution and delivery of this Agreement, and (ii) which has not been or will not be made or obtained is or will be required in connection with the consummation of the transactions herein contemplated.

     16. Notification to Borrowers. The parties hereto acknowledge and agree that each Student Loan Purchase Agreement provides that the Lender (in the case of FFELP Loans) or SLFC (in the case of Alternative Loans), as the case may be, which is a party thereto, and that each Transfer Agreement provides that GOAL Funding, shall, to the extent required by the Higher Education Act and the Guarantee Program regulations or the Alternative Loan Program, as appropriate, notify, or cause to be notified, each Borrower under each Financed Student Loan of the assignment and transfer to the Trustee (but for the account and on behalf of the Issuer) of the Lender's, SLFC's or GOAL Funding's interest in such Financed Student Loan and shall direct the Borrower to make all payments thereon directly to the Servicer until otherwise notified by the Trustee. To the extent permitted by the Higher Education Act and the Guarantee Program regulations or the Alternative Loan Program, as appropriate, the Servicer may, on behalf of the Issuer, waive this requirement of any Lender (in the case of FFELP Loans), SLFC (in the case of Alternative Loans) or GOAL Funding (in the case of Financed GOAL Funding Student Loans) if the notice is sent by the Servicer on behalf of such Lender, SLFC or GOAL Funding.

     17. Obligations to Forward Payments. The parties hereto acknowledge and agree that each Student Loan Purchase Agreement provides that if the Lender (in the case of FFELP Loans) or SLFC (in the case of Alternative Loans), as the case may be, which is a party thereto, and that each Transfer Agreement provides that if GOAL Funding, after any Loan Purchase Date, is the recipient of any funds, from whatever source received, which constitute payment of principal, interest or Special Allowance Payments accrued with respect to any Financed Student Loan for any period subsequent to such Loan Purchase Date, such Lender, SLFC or GOAL Funding shall promptly remit, or cause to be remitted, all such funds to the Servicer or in such manner as the Trustee may otherwise direct. If any such funds shall he received by the Trustee or by a person to whom the Trustee has directed such funds to be remitted, the Trustee shall furnish the Servicer with prompt advice as to the receipt thereof.

     18. Fees; No Petition. Subject to the following paragraph, the Issuer shall pay, or shall cause the Trustee to pay, from funds available for such purpose under the Indenture, to the Servicer and the Administrator, for the performance of the Servicer's and the Administrator's functions under this Agreement, a monthly fee in an amount each month equal to .075% of the outstanding principal balance of all Financed Student Loans as of the last day of the immediately preceding month; provided that if, and for so long as, the then-current total principal amount of Liquidated Alternative Loans exceeds 20% of the aggregate principal amount, as of the date such Student Loans were financed, of all Alternative Loans Financed under the Indenture, such monthly servicing rate shall be reduced to .0583%; and further provided that such monthly fee shall be reduced by an amount equal to the Administrative Expenses incurred by the Issuer for employee compensation, subject to a maximum amount for each calendar year of $50,000, unless the Servicer agrees to a higher amount. Such fee shall be paid to the Servicer on a monthly basis within fifteen
(15) days of receipt by the Trustee of an itemized written monthly billing statement from the Servicer. The Servicer shall promptly remit to the Administrator its allocable portion (equal to one-fourth) of such fee. If the Servicer or the Administrator believes that it is necessary to increase the monthly fee payable hereunder, it shall provide a written request to the Issuer and the Trustee of its need for an increase in such fee, together with all information required under the Indenture for the Trustee to approve an increase in the fees payable hereunder. Each of the Servicer and the Administrator acknowledges that such fee shall not be increased unless the conditions for increasing such fee under the Indenture have been satisfied.

     Notwithstanding the provisions of the preceding paragraph, 1/7th of the monthly fee otherwise payable pursuant to such paragraph will be deferred (any such fees herein referred to as "Deferred Fees") if and for so long as any Notes are Outstanding and either of the following conditions (a "Fee Deferral Condition") exist:

          (1) as of the first Monthly Payment Date following a calendar quarter, (a) the TED Spread (as hereinafter defined) shall have been greater than 1% per annum for the preceding three (3) consecutive calendar quarters, and (b) the Trustee shall not have received, within five (5) Business Days after such Monthly Payment Date, a Corporation Certificate that, based on a Cash Flow Projection (a copy of which shall be provided to each Rating Agency), continuing to pay the full monthly fees hereunder will not materially adversely affect the Issuer's ability to pay Debt Service on the Outstanding Notes and Outstanding Other Obligations, Carry-Over Amounts (including accrued interest thereon) with respect to Outstanding Notes, Administrative Expenses or Note Fees or to make the required deposits to the credit of the Indemnification Fund; or

          (2) as of the last day of the preceding month, the Subordinate Percentage is equal to or less than 96%.

     Any Deferred Fees will become payable at such time as the applicable Fee Deferral Condition ceases to exist and will be paid at the rate of 1/12th of the Deferred Fees for each of the following twelve (12) months, or at such other rate as will not, based on a Cash Flow Projection (a copy of which shall be provided to each Rating Agency), materially adversely affect the Issuer's ability to pay Debt Service on the Outstanding Notes and Outstanding Other Obligations, Carry-Over Amounts (including accrued interest thereon) with respect to Outstanding Notes, Administrative Expenses or Note Fees or to make the required deposits to the credit of the Indemnification Fund. As used in this paragraph, "TED Spread" means, for any calendar quarter, the amount by which the average of One-Month LIBOR for each Business Day during such quarter exceeds the average of the bond equivalent yields of the 91-day U.S. Treasury Bills auctioned during such calendar quarter. The Trustee shall determine the TED Spread for each calendar quarter no later than the first Monthly Payment Date following such calendar quarter. The Servicer shall determine the Subordinate Percentage as of the end of each month and shall include such percentage in the monthly report prepared and submitted to the Trustee in accordance with the first sentence of Section 21(d) hereof.

     Each of the Servicer and the Administrator acknowledges that the Issuer and the Trustee contemplate paying all fees payable under this Agreement solely from funds available for such purpose in the Administration Fund created under the Indenture, which funds are primarily dependent upon collection by the Servicer and receipt by the Trustee of payments with respect to the Financed Student Loans. Each of the Servicer and the Administrator covenants and agrees to continue to be bound by the terms and provisions of this Agreement relating to the Financed Student Loans in all respects, and to perform for a period of one hundred twenty (120) days its obligations hereunder, regardless of the receipt or non-receipt on a timely basis by it of any payments in respect of fees under this Agreement.

     Each of the Servicer and the Administrator, by entering into this Agreement, covenants and agrees that it will not at any time institute against the Issuer, or join in any institution against the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligation relating to this Agreement.

     19. Cooperation. Each party covenants and agrees to fully cooperate with the other parties hereto to facilitate the transactions contemplated hereunder and by the Student Loan Purchase Agreements and the Indenture.

     20. Payment of Expenses. Each party to this Agreement shall pay its own expenses incurred in connection with the preparation, execution and delivery of this Agreement, including, but not limited to, the fees and expenses of legal counsel.

     21. Administrative Functions to be Performed by Servicer and Administrator. The Issuer, the Trustee and the Servicer agree that the Servicer shall perform the following administrative functions on behalf of the Issuer as part of its responsibilities under this Agreement.

     a. Provide all necessary personnel, facilities, equipment, forms and supplies for operating the Program in accordance with Sections 5. 5 through 5.8 of the Indenture;

     b. Disseminate information on the Program to Lenders and to student financial aid officers in Eligible Institutions and to other persons as necessary;

     c. Maintain accurate and complete records on all aspects of the Program, which records shall be available for inspection at any time by any director or officer of the Issuer and by auditors employed by the Issuer; and

     d. Prepare and submit to the Trustee on or before the 25th day of each month (and if such day is not a Business Day, on the next succeeding Business Day), the monthly reports required to be delivered to the Noteholders pursuant to Section 5.23 of the Indenture, the form of which is included as Exhibit A hereto. The Servicer also shall (i) determine the Net Loan Rate and notify the Trustee and the Auction Agent thereof at the times required by the Indenture, and (ii) prepare for filing, and provide such other assistance as is required by the Issuer to file, any other reports required to be filed by the Issuer under the Higher Education Act and any Alternative Loan Program.

     The Issuer, the Trustee and the Administrator agree that the Administrator shall, on behalf of the Issuer and as part of its responsibilities under this Agreement, cause the duties and responsibilities of the Issuer under the Indenture to be performed, including, but not limited to, the actions set forth below. The Administrator shall advise the Issuer when action by the Issuer is necessary to comply with the Issuer's duties under the Indenture and the agreements relating thereto. The Administrator shall prepare, or shall cause the preparation by other appropriate persons of, all such documents, reports, filings, instruments, certificates and opinions (other than those to be prepared by the Servicer as part of its responsibilities under this Agreement) as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture. In furtherance of the foregoing, the Administrator shall take all appropriate action, including but not limited to, the following:

          1. obtaining and preserving the Issuer's qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes and each instrument and agreement included in the Trust Estate;

          2. preparing all supplements, amendments, financing statements, continuation statements, instruments of further assurance and other instruments, in accordance with the relevant provisions of the Indenture, necessary to protect the Trust Estate;

          3. arranging for the delivery of any opinions of counsel and certificates of officers of the Issuer and other statements required under the relevant provisions of the Indenture;

          4. preparing and obtaining documents and instruments required for the release of the Issuer from its obligations under the Indenture;

          5. monitoring the Issuer's obligations as to the satisfaction and discharge of the Indenture;

          6. preparing, obtaining or filing the instruments and other documents required for the release of Trust Estate from the lien of the Indenture;

          7. taking such actions as may be required of the Issuer under the Indenture upon the occurrence and continuance of a default or an Event of Default thereunder;

          8. causing the directions of the Issuer to be carried out in connection with opening one or more accounts in the Issuer's name, preparing any orders of the Issuer and other documents required, and taking all other actions necessary, with respect to investment and reinvestment of funds in the Funds and Accounts established under the Indenture in accordance with the investment criteria and requirements of the Indenture and the investment policies adopted by the Issuer from time to time;

          9. preparing or coordinating the obtaining of all documents required with respect to any requests by the Issuer of the Trustee to take any action under the Indenture;

          10. preparing orders of the Issuer and obtaining all documents as necessary or required for the execution of any amendments or supplements to the Indenture;

          11. preparing and delivering to the Trustee any agreements with respect to notice provisions; and

          12. taking such actions as may be required of the Issuer under any agreement between the Issuer and other parties relating to the Indenture.

          13. The Servicer, on behalf of itself and on behalf of the Issuer, as the case may be, shall provide all notices and perform all other activities required of the Servicer or of the Issuer to comply with the requirements of the Gramm-Leach-Bliley Act and regulations promulgated thereunder in connection with the origination, acquisition, holding and servicing of the Financed Student Loans and in connection with otherwise performing services hereunder.

     22.  Servicer as Bailee.

     a. The Servicer, in holding Loan Documents relating to the Financed Student Loans, holds such Loan Documents as bailee for and on behalf of the Trustee.

     b. No Loan Documents held by the Servicer on behalf of the Trustee hereunder shall be released or delivered to the Issuer or any other person (other than claim filings in the ordinary course with the Guaranty Agencies and sales or transfers permitted under the Indenture) without the prior written consent of the Trustee.

     c. The Servicer shall maintain all Loan Documents in a manner which clearly identifies them as being held by the Servicer as bailee for and on behalf of the Trustee and not for or on behalf of the Issuer or any other person.

     d. No assignment or purported assignment by the Issuer or any other person (other than the Trustee) of any Loan Documents held by the Servicer on behalf of the Trustee hereunder shall be recognized by the Servicer, and the Servicer shall provide immediate notice to the Trustee upon receiving notice of any such assignment or purported assignment.

     e. The Servicer hereby represents, warrants and acknowledges that the Servicer, in serving as bailee under this Section, is acting exclusively as the bailee and agent of the Trustee, and not of the Issuer or any other person, with respect to the Loan Documents.

     f. The Servicer hereby waives any lien which the Servicer might have pursuant to statute or otherwise available at law or in equity on the Financed Student Loans and the Loan Documents held by the Servicer on behalf of the Trustee hereunder, including all monies and proceeds derived therefrom or relating thereto.

     23. Indemnification. The Servicer and the Administrator shall each indemnify and hold harmless the Issuer and the Trustee from and against any loss, cost, damage or expense, including reasonable attorney's fees, to the extent that such loss, cost, damage or expense arises out of the failure of the Servicer or the Administrator, as the case may be, to perform its obligations under this Agreement. In addition, and without limiting the generality of the foregoing, the Servicer and the Administrator shall each defend and indemnify the Issuer and the Trustee against, and hold each harmless from, all claims, losses, liabilities and expenses (including reasonable attorneys' fees) arising from or in connection with:

     a. any claim of infringement of any patent, trade secret, copyright, trademark, service mark, trade name or other proprietary right alleged to have occurred as a result of the performance of services hereunder by the Servicer or the Administrator, as the case may be; or

     b. any claim by an employee of the Servicer or the Administrator, as the case may be, arising in consequence of, or relating to, the employee's employment by the Servicer or the Administrator, as applicable.

     24.  Miscellaneous.

     a. Any material written communication received at any time by the Issuer or the Trustee with respect to a Financed Student Loan or the Borrower under such a Financed Student Loan shall be immediately transmitted by the Issuer or the Trustee, as the case may be, to the Servicer. Such communications shall include, but not be limited to, letters, notices of death or disability, adjudications of bankruptcy and like documents, and forms requesting forbearance, deferment of repayment or loan cancellations.

     b.   This Agreement shall be governed by the laws of the State of South
          Dakota.

     c. All covenants and agreements herein contained shall extend to and be obligatory upon all successors and assigns of the respective parties hereto.

     d. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall be deemed to constitute but one and the same instrument.

     e. If any provisions of this Agreement shall be held, or deemed to be, or shall, in fact, be inoperative or unenforceable as applied in any particular situation, such circumstance shall not have the effect of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses or paragraphs herein contained shall not affect the remaining portions of this Agreement or any part hereof.

     f. All notices, requests, demands or other instruments which may or are required to be given by any party to another party, shall be in writing, and each shall be deemed to have been properly given when served personally on an officer of the party to which such notice is to be given, or upon expiration of a period of forty-eight (48) hours (excluding weekends and holidays) from and after the postmark thereof when mailed postage prepaid by registered or certified mail, requesting return receipt, addressed as follows:

               if intended for the Issuer:

                    Education Loans Incorporated
                    Suite 200

                    105 First Avenue Southwest
                    Aberdeen, South Dakota 57401
                    Attention: President

               if intended for the Trustee:

                    U.S. Bank National Association
                    EP-MN-WS3D
                    60 Livingston Avenue
                    St. Paul, Minnesota 55107-2292
                    Attention: Corporate Trust Department

               if intended for the Servicer or the Administrator:

                    Student Loan Finance Corporation
                    105 First Avenue Southwest
                    Aberdeen, South Dakota 57401
                    Attention: President

               Any party may change the address to which subsequent notices are to be sent to it by notice to the others given as aforesaid, but any such notice of change, if sent by mail, shall not be effective until the fifth business day after it is mailed.

     g. This Agreement may not be terminated by any party hereto except in the manner and with the effect herein specifically provided.

     h.   Time is of the essence in this Agreement.

     i. No remedy by the terms of this Agreement conferred upon or reserved to the Trustee or the Issuer is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and in addition to every other remedy given under this Agreement or existing at law or in equity or by statute on or after the date of this Agreement, including, without limitation, the right to such equitable relief by way of injunction, mandatory or prohibitory, to prevent the breach or threatened breach of any of the provisions of this Agreement or to enforce the performance hereof.

     j. This Agreement has been made and entered into not only for the benefit of the Issuer, the Trustee, the Servicer and the Administrator, but also for the benefit of all Noteholders, and its provisions may be enforced not only by the parties to this Agreement but also by each Noteholder in the manner and to the extent such Noteholders may enforce provisions of the Indenture. The Servicer specifically acknowledges the rights of the Trustee pursuant to Section 6.3 of the Indenture.

     k. Any information required by this Agreement to be provided by the Servicer with respect to a Financed Student Loan may in the case of Financed Student Loans that have been consolidated be provided with respect to a consolidated Financed

          Student Loan, provided that such information at a minimum meets the requirements of the Secretary of Education and the Guarantee Agency, as the case may be, for the collection by the Trustee of interest subsidy payments, Special Allowance Payments, and claim payments, and provides sufficient information as requested by the Issuer to enable the Issuer to comply with any arbitrage requirements under the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

     l. SLFC specifically acknowledges that the Issuer will be making representations and warranties regarding the Student Loans to be Financed as part of the proposed public offering of the Notes based in part on the accuracy of SLFC's and warranties in this Agreement. SLFC agrees to cooperate with the Issuer and to furnish all information in its possession appropriate for inclusion in the Issuer's Prospectus. SLFC agrees to indemnify and save the Trustee, the Issuer and the underwriters for the Notes harmless of, from and against any and all loss, cost, damage or expense, including reasonable attorneys' fees, incurred by reason of any breach of SLFC's warranties or representations hereunder or any false or misleading representations of SLFC or any failure to disclose any matter which makes the warranties and representations herein misleading or any inaccuracy in any information furnished by SLFC in connection herewith.

     m. It is hereby acknowledged and agreed that the Trustee will be serving as "Eligible Lender Trustee" under the Indenture and that (i) legal title to all Financed Student Loans constituting FFELP Loans will, pursuant to the applicable FFELP Loan Purchase Agreement, be transferred to the Trustee in such capacity for the benefit of the Issuer, and (ii) upon such transfer, the Trustee will be the legal owner and the Issuer will be the beneficial owner of such FFELP Loans.

     25. Indemnification with respect to Prior Servicing. Pursuant to the Series 2004-1 Transfer Agreements, (as such term is defined in the Indenture), the Issuer and the Trustee have purchased or will purchase student loans described therein (the "Initially Transferred Student Loans") from GOAL Funding and the GOAL Funding Trustee, which Initially Transferred Student Loans were, prior to such purchase, serviced by the Servicer under the GOAL Funding Servicing Agreement. Pursuant to other Transfer Agreements to be entered into, the Issuer and the Trustee will purchase student loans described therein (the "Subsequent Transferred Student Loans") from GOAL Funding and the GOAL Funding Trustee, which Subsequent Transferred Student Loans will, prior to such purchase, have been serviced by the Servicer under the GOAL Funding Servicing Agreement. The Servicer hereby agrees to indemnify and hold harmless the Issuer and the Trustee from and against any loss, cost, damage or expense, including reasonable attorney's fees, to the extent that such loss, cost, damage or expense arises out of the failure of the Servicer to have performed its obligations under the GOAL Funding Servicing Agreement.

     IN WITNESS WHEREOF, the parties have hereunto set their hands by their officers thereunto duly authorized and executed this Agreement as of the day and year first above written.

                                        EDUCATION LOANS INCORPORATED


                                        By: /s/ Michael A. Gort
                                            ------------------------------------
                                                   President

                                        STUDENT LOAN FINANCE CORPORATION,
                                         as Servicer and Administrator


                                        By: /s/ Michael A. Gort
                                            ------------------------------------
                                                   President

                                        U.S. BANK NATIONAL ASSOCIATION,
                                         as Trustee


                                        By: /s/ Cynthia S. Woodward
                                            ------------------------------------
                                        Its     Vice President
                                            ------------------------------------


                  [Signature Page for SLFC Servicing Agreement]

                                                                       EXHIBIT A

Student Loan Finance Corporation
Monthly Statement Pursuant to Section 5.23 of the Indenture and Section 21 of the Servicing and Administration Agreement (Unaudited)

Education Loans Incorporated
Student Loan Asset-Backed Notes
Report for the Month Ended _____________, ____ [sample for _____, 2004]


                                        1